Exhibit 99.1

Houghton Mifflin Harcourt Reports Record Preliminary Q3 Billings, Raises 2019 Guidance and Details

Strategy for Sustained Positive Free Cash Flow at Analyst and Investor Event

NEW YORK CITY — October 17, 2019 — At its 2019 Analyst and Investor Event today, learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) will provide additional detail about its long-term strategy, focused on driving sustained positive free cash flow. In connection with this event, the Company reported preliminary third-quarter results, updated its 2019 guidance and announced workforce reductions connected with HMH’s ongoing strategic transformation.

Preliminary Third Quarter and Year-to-Date 2019 Financial Estimates

For the fiscal third quarter, the Company expects to report(1) net sales of $563 million, and expects year-to-date net sales of $1,147 million. Third quarter cash flow from operating activities are expected to be $393 million, resulting in expected year-to-date cash flow from operating activities of $127 million. Additionally, third quarter 2019 key metrics are estimated as follows:

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Third quarter billings are expected to be $746 million, representing record growth of 30%, driven by expected Core Solutions billings growth of 50%, and expected Extensions billings growth of 25% compared to Q3’18;

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Third quarter free cash flow expected to be $358 million, resulting in expected year-to-date free cash flow of $18 million, positioning the Company to report strong positive free cash flow for the full year 2019;

•	Cash and cash equivalents expected to be $309 million as of September 30, 2019.

(1)

Third quarter and year-to-date 2019 financial results are preliminary estimates and are based upon currently available information and management’s preliminary analysis. These preliminary estimates are not a comprehensive statement of HMH’s financial results for the periods ended September 30, 2019. The company’s books and records for the applicable period are not yet finalized and actual results may differ, possibly substantially, due to the completion of quarterly closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. HMH will provide detailed third quarter 2019 financial results on Thursday, October 31, 2019 when it plans to report full financial details for its quarter and year-to-date performance. Reconciliation of non-GAAP information is included in the table below.

Updated Fiscal Year 2019 Outlook

HMH today updated its 2019 full year outlook to include its expectation of free cash flow in a range of $100 million to $120 million. Also, in light of its strong year-to-date financial performance, HMH revised its full year 2019 billings guidance range, which was previously $1,530 million to $1,610 million, to $1,590 million to $1,620 million with content development spend expected to be between $100 to $110 million and total capital expenditures to be between $150 and $160 million. Our updated guidance includes the following assumptions: Core solutions billings growth of 40% to 50%, Extensions billings growth in the low teens, and HMH Books & Media billings declining in the high single digits. All other assumptions remain unchanged.

Analyst and Investor Event to Detail Strategy for Sustained Positive Free Cash Flow

Also at today’s event, HMH will provide additional detail about its long-term strategy and steps the Company is taking to simplify its business model and accelerate growth. This includes the announcement of actions that are creating new product development and go-to-market capabilities, as well as the streamlining of operations company-wide for greater efficiency. These actions are expected to result in the elimination of 8% of HMH’s workforce, after taking into account new strategy-aligned positions that are expected to be added and additional operating and capitalized cost reductions, including a redesigned product development model that is expected to result in approximately 20% less content development expenditures than previously planned over the next three years starting in 2020. These steps are intended to further simplify HMH’s business model while delivering increased value to customers, teachers and students. Total charges associated with these actions are estimated to be in a range of $12 million to $16 million.

“HMH has a simple, but compelling growth story, and today’s news has made that story even more powerful – today’s actions enable us to further leverage the strength of our portfolio to drive billings growth, simplify and strengthen our business model, reduce costs, and generate sustained and positive free cash flow. By realigning our organization, we will be able to better meet the needs of our customers while creating value for our shareholders,” said Jack Lynch, President and Chief Executive Officer of Houghton Mifflin Harcourt. “Our estimated third quarter and year to date 2019 results indicate impressive financial performance, reflecting continued execution of our strategic plan.”

Live Webcast of Investor Update Meeting:

At 1:00 p.m. ET on Thursday, October 17, 2019, the meeting will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1262947&tp_key=34d0cf7167

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented free cash flow. This measure is not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of this non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define non-GAAP measures differently and, as a result, our use of this non-GAAP measure may not be directly comparable to free cash flow used by other companies. Although we use this non-GAAP measure as a financial measure to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Free cash flow is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on this non-GAAP measure. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts) and related disclosure is provided in the appendix to this news release.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a global learning company committed to delivering integrated solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com

Follow HMH on Twitter, Facebook and YouTube.

Contact

Investors

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media

Bianca Olson

SVP, Corporate Affairs

617-351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, including billings and net sales; financial performance, financial condition; liquidity; products and services, including for new adoptions; outlook for full year 2019; prospects; growth; markets and our positions therein; strategies, including with respect to investing in our Core Solutions and Extensions businesses and operational excellence; efficiency and cost savings initiatives, including actions thereunder and expected impact; the industry in which we operate; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: adjustments that may be identified in the course of the Company’s quarter-end and accounting review of preliminary results for the third quarter of 2019; changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; state acceptance of submitted programs and participation rates therefor; industry cycles and trends; the rate and state of technological change; state requirements related to digital instruction; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; unanticipated consequences of the disposition of our Riverside clinical and standardized testing business or of the workforce reduction announced today; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretations; management and other personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Preliminary Free Cash Flow

(in thousands of dollars)

	September 30, 2019
	Three Months Ended	Nine Months Ended
Cash flows from operating activities
Net cash provided by operating activities	$393,000	$127,000
Cash flows from investing activities
Additions to pre-publication costs	(26,000)	(82,000)
Additions to property, plant, and equipment	(9,000)	(27,000)

Free Cash Flow	$358,000	$18,000

Preliminary Billings 1

(in thousands of dollars)

	September 30, 2019
	Three Months Ended	Nine Months Ended
Net sales	$563,000	$1,147,000
Change in deferred revenue	183,000	243,000

Billings	$746,000	$1,390,000

[1]	Billings is an operating measure utilized by the Company derived as shown above.

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